Exhibit (h)(9)

EXCHANGE LISTED FUNDS TRUST

SCHEDULE A

dated December 9, 2025 to the

EXPENSE LIMITATION AGREEMENT

dated May 10, 2022

FUND	MAXIMUM	RECOUPMENT	ACQUIRED	INITIAL EXPENSE	INITIAL
	ANNUAL		FUND FEES	LIMIT EFFECTIVE	TERM END
	EXPENSE		AND	DATE	DATE
	LIMIT		EXPENSES
			(“AFFE”)
Cabana Target Beta ETF	0.69%	No	Excluded	September 1, 2021	August 31, 2024
(formerly, Cabana Target			from Cap
Drawdown 7 ETF)
Cabana Target Drawdown 10	0.69%	No	Excluded	September 1, 2021	August 31, 2024
ETF			from Cap
Cabana Target Leading Sector	0.69%	No	Excluded	September 1, 2022	August 31, 2024
Moderate ETF			from Cap
Bancreek U.S. Large Cap ETF	0.70%	No	Excluded	Commencement of	April 1, 2025
			from Cap	Operations

Bancreek International Large	0.80%	No	Excluded	Commencement of	April 1, 2025
Cap ETF			from Cap	Operations

Bancreek Global Select ETF	0.80%	No	Excluded	Commencement of	April 1, 2027
			from Cap	Operations

EXCHANGE LISTED FUNDS TRUST,
on behalf of each series of the Trust set forth in Schedule A

/s/ Richard Malinowski
Name:	Richard Malinowski
Title:	President

EXCHANGE TRADED CONCEPTS, LLC

/s/ Richard Malinowski
Name:	Richard Malinowski
Title:	Co-Chief Executive Officer